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Exhibit 10.5

                     CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


          AGREEMENT made as of February 28, 1997 between The Cobalt Group, Inc., a Washington corporation (the "Company"), and John Holt ("Executive").

          The Company and Executive desire to enter into an agreement (i) defining the relative rights of the Company and Executive with respect to Intellectual Property (as defined below) owned by the Company or its customers or clients to which Executive may have access or may contribute as a result of Executive's employment with the Company and (ii) setting forth the obligation of Executive to refrain from competing with the Company during his employment with the Company and for a period of time thereafter as provided herein.

          The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of the Company's Series A Preferred Stock by certain investors pursuant to a Purchase Agreement dated as of this date (the "Purchase Agreement").

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

          1.    NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

          (a) Executive will not disclose or use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

          (b) As used in this Agreement the term "Confidential Information" means information that is not generally known in the industry or to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation,
(viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) other copyrightable works, (xiii) all technology and trade secrets, and (xiv) all similar and related information in whatever form.


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          2.    THE COMPANY'S OWNERSHIP OF INTELLECTUAL PROPERTY.  In the event that Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating to the Company's business as now or hereinafter conducted during the period Executive is employed by the Company (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Executive as part of his activities on behalf of the Company will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, as amended, and the Company will own all of the rights comprised in the copyright therein. Executive will promptly and fully disclose all Intellectual Property to the Company and will cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property.

          3. DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT. As requested by the Company from time to time and upon the termination of Executive's employment with the Company for any reason, Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information or Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

          4. NONCOMPETITION. Executive acknowledges and agrees with the Company that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company that during the period commencing with the date of this Agreement and ending on the third anniversary of the date of the termination of Executive's employment with the Company for any reason (the "Noncompetition Period"), Executive will not, directly or indirectly, either for himself or for any other individual, corporation, limited liability company, partnership, joint venture or other entity, Participate in any business (including, without limitation, any division, group or franchise of a larger organization) anywhere in the world which sells, proposes to sell, or represents or serves as an agent to a third party proposing to sell any product or service competing with any product or service of the Company's to any Person or its affiliates to whom the Company has sold such of its products or services within the three years prior to Executive's Participation in any such business. In addition, the Executive agrees that, while employed by the Company, he will (a) pursue any and all future opportunities involving products, technologies or markets of the Company exclusively for the Company and (b) devote his full and complete efforts to the Company's business. For purposes of this Agreement, the terms "Participation" and "Participate in" will include, without limitation, having any direct or indirect interest in any corporation, limited liability company, partnership, joint


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venture or other entity, whether as a sole proprietor, owner, member, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, limited liability company, partnership, joint venture and other business entity (whether as a director, officer, member, manager, supervisor, employee, agent, consultant or otherwise).

          5. NONSOLICITATION. During the Noncompetition Period, Executive shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

          6. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

     To the Company:     The Cobalt Group, Inc.
                         2030 First Avenue, Suite 300
                         Seattle, Washington 98121
                         Attention:  Chief Executive Officer

     With a copy to:     First Analysis Corporation
                         Sears Tower, Suite 9500
                         233 South Wacker Drive
                         Chicago, Illinois  60606
                         Attention:  Mark Koulogeorge





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     To Executive:       John Holt
                         3001 10th Avenue West
                         Seattle, WA 98119

or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          7.    GENERAL PROVISIONS.

          (a) COMPANY SUBSIDIARIES. For purposes of this Agreement, the term "Company" shall include all subsidiaries of the Company, if any.

          (b) NOT AN EMPLOYMENT AGREEMENT. Executive and the Company acknowledge and agree that this Agreement is not intended and should not be construed to grant Executive any right to continued employment with the Company or to otherwise define the terms of Executive's employment with the Company.

          (c) ABSENCE OF CONFLICTING AGREEMENT. Executive hereby warrants and covenants that his employment by the Company and his execution, delivery and performance of this Agreement do not and will not result in a breach of the terms, conditions or provisions of any agreement, order, judgment or decree to which Executive is subject.

          (d) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid,
illegal or unenforceable provision had never been contained herein.   The
parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Section 4 of this Agreement will have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 4 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified.

          (e) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.


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          (f)   COUNTERPARTS.  This Agreement may be executed in separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (g) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement will not be assignable without the prior written consent of Executive and the Company.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (either of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (i) REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Executive's breach of any term or provision of this Agreement will materially and irreparably harm the Company, that money damages will accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Executive and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (j) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

                               *          *          *





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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                        THE COBALT GROUP, INC.


                                        By
                                          -----------------------------------

                                        Its
                                           ----------------------------------


                                        -------------------------------------
                                        John Holt










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Schedule to Exhibit 10.5

The Company has entered into a similar Confidentiality and Noncompetition Agreement on the same terms set forth above with Geoffrey Barker, dated February 28, 1997.










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